UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 10, 2011

PARLUX FRAGRANCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

954-316-9008
(Registrant’s Telephone Number, Including Area Code)

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   REGULATION FD DISCLOSURE

Parlux Fragrances, Inc. (“Parlux”) has had preliminary discussions with members of senior management of Perfumania Holdings, Inc. (“Perfumania”) and a principal shareholder of Perfumania, regarding the possible terms of an acquisition of Parlux by Perfumania. Perfumania is one of Parlux’s largest customers, and the majority shareholders of Perfumania held in excess of 10% of the outstanding shares of Parlux at August 10, 2011.  Based upon these preliminary discussions, representatives of Parlux and Perfumania may continue to engage in discussions regarding a potential combination of the two companies; however, they are under no obligation to do so. There can be no assurance that any agreement between Parlux and Perfumania regarding a potential business combination will ever be reached, or if such an agreement is reached, that such a transaction will be consummated. Parlux does not intend to make any further comment on this subject unless and until an agreement is reached.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

August 11, 2011	By:	/s/ Raymond J. Balsys
Raymond J. Balsys,
Senior Vice President and Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

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